UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2015

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On June 23, 2015, Washington Real Estate Investment Trust (“Washington REIT”) entered into a Credit Agreement (the “Credit Agreement”), dated as of June 23, 2015 with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”) and agents, which provides for aggregate revolving loan commitments of $600 million. The Credit Agreement will replace the borrowing capacity under that certain Amended and Restated Credit Agreement (the “Prior Wells Credit Agreement”), dated as of May 17, 2012, among Washington REIT, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents, which provided for aggregate revolving loan commitments of $400 million. The Credit Agreement will also replace the borrowing capacity under that certain Amended and Restated Credit Agreement (the “Prior SunTrust Credit Agreement”), dated as of June 25, 2012, among Washington REIT, SunTrust Bank, as administrative agent, and the financial institutions party thereto as lenders and agents, which provided for aggregate revolving loan commitments of $100 million.

The Credit Agreement includes the option to increase the revolving loan commitments or add term loans under the Credit Agreement to up to $1 billion in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional revolving loan commitments or term loans. The Credit Agreement will mature on June 22, 2019, unless extended pursuant to one or both of the two six-month extension options provided therein. The exercise of each extension option requires the payment of a fee of 0.075% on the extended revolving loan commitments and is subject to certain other customary conditions. The Credit Agreement also provides Washington REIT with an ability to obtain letters of credit of up to $60 million in the aggregate. As of June 23, 2015, revolving loans to Washington REIT in an aggregate principal amount of approximately $185 million were outstanding under the Credit Agreement.

No subsidiaries of Washington REIT are currently required to guarantee Washington REIT’s obligations under the Credit Agreement. Subsidiaries of Washington REIT may in the future be required to guarantee Washington REIT’s obligations under the Credit Agreement if any such subsidiary (a) guarantees the indebtedness of Washington REIT or another subsidiary of Washington REIT (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $200 million) or (b) owns a property included in the determination of Washington REIT’s unencumbered pool value and incurs any recourse indebtedness.

Revolving loan borrowings under the Credit Agreement will bear interest, at Washington REIT’s option, at a rate of either LIBOR plus a margin ranging from 0.875% to 1.55% (depending on Washington REIT’s credit rating) or the base rate plus a margin ranging from 0.0% to 0.55% (based upon Washington REIT’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the LIBOR market index rate plus 1.0%. In addition, the Credit Agreement requires the payment of a facility fee equal to 0.125% to 0.30% (depending on Washington REIT’s credit rating) on the $600 million committed capacity, without regard to usage.

The Credit Agreement contains representations, financial and other affirmative and negative covenants that are similar to the Prior Wells Credit Agreement and generally customary for credit facilities of this type. The Credit Agreement requires that Washington REIT comply with various covenants, including covenants restricting liens on properties included in the determination of Washington REIT’s unencumbered pool value, investments, mergers, affiliate transactions, asset sales and the payment of dividends following an event of default. In addition, the Credit Agreement requires that Washington REIT satisfy certain financial maintenance covenants, including:

•	ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions);

•	ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;

•	ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00;

•	ratio of net operating income from unencumbered properties satisfying certain criteria specified in the Credit Agreement to interest expense on unsecured indebtedness of not less than 1.75 to 1.00; and

•	ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Credit Agreement of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions).

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of Washington REIT under the Credit Agreement to be immediately due and payable.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

ATM Program

On June 23, 2015, Washington REIT entered into four separate equity distribution agreements (each, individually, an “Equity Distribution Agreement” and collectively, the “Equity Distribution Agreements”) with each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC (each, individually, a “Sales Agent” and together, the “Sales Agents”), pursuant to which Washington REIT may sell, from time to time, up to an aggregate sales price of $200,000,000 of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), through the Sales Agents. The Equity Distribution Agreements replace Washington REIT’s prior Sales Agency Financing Agreement with BNY Mellon Capital Markets, LLC, dated June 22, 2012 (the “Prior ATM Agreement”), which expired by its terms on June 22, 2015. As of the date of its expiration, Washington REIT had issued $36.5 million of Common Shares out of the Prior ATM Agreement’s total capacity of $250,000,000.

If any Common Shares are sold in the offering, such shares will be issued pursuant to a prospectus dated June 1, 2015, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2015, in connection with one or more offerings of shares under Washington REIT’s shelf registration statement on Form S-3ASR (Registration No. 333-204623) filed with the SEC on June 1, 2015. Sales of the Common Shares made pursuant to the Equity Distribution Agreements, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation directly on the New York Stock Exchange, or any other existing trading market for the Common Shares or through a market maker, or, if agreed by Washington REIT and the Sales Agents, by any other method permitted by law, including but not limited to in privately negotiated transactions. Washington REIT intends to use the net proceeds from these sales, if any, for general business purposes, including, without limitation, working capital, the acquisition, renovation, expansion, improvement, development or redevelopment of income-producing properties or the repayment of debt.

Washington REIT made certain customary representations, warranties and covenants concerning Washington REIT, and the Common Shares in each Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. Copies of the Equity Distribution Agreements are filed as exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K, and the descriptions of the material terms of the Equity Distribution Agreements in this Item 1.01 are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

From time to time, Washington REIT has had customary commercial and/or investment banking relationships with the Sales Agents and/or certain of their affiliates.

On June 23, 2015, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Equity Distribution Agreements. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Washington REIT’s entry into the Credit Agreement, on June 23, 2015, Washington REIT elected to prepay the obligations owing under the Prior Wells Credit Agreement, without penalty. The Prior Wells Credit Agreement was terminated effective June 23, 2015 in connection with the prepayment of the obligations owing under the Prior Wells Credit Agreement. The Prior Wells Credit Agreement was filed as Exhibit 4.1 to Washington REIT’s Current Report on Form 8-K dated May 18, 2012.

Also in connection with Washington REIT’s entry into the Credit Agreement, the Prior SunTrust Credit Agreement was terminated effective June 23, 2015. No revolving loans were outstanding under the Prior SunTrust Credit Agreement at the time of such termination. The Prior SunTrust Credit Agreement was filed as Exhibit 4.1 to Washington REIT’s Current Report on Form 8-K dated June 25, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 under the section “Credit Facility” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and BNY Mellon Capital Markets, LLC

1.3	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and Citigroup Global Markets Inc.

1.4	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares

10.1	Credit Agreement, dated as of June 23, 2015, by and among Washington REIT, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, with Wells Fargo Securities, LLC, and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners, KeyBank National Association, as syndication agent, and Royal Bank of Canada and SunTrust Bank, as documentation agents.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

Date: June 23, 2015	By:	/s/ Thomas C. Morey
	Name:	Thomas C. Morey
	Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to 8-K]

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and Wells Fargo Securities, LLC

1.2	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and BNY Mellon Capital Markets, LLC

1.3	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and Citigroup Global Markets Inc.

1.4	Equity Distribution Agreement, dated June 23, 2015, by and among Washington REIT and RBC Capital Markets, LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares

10.1	Credit Agreement, dated as of June 23, 2015, by and among Washington REIT, as borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, with Wells Fargo Securities, LLC, and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners, KeyBank National Association, as syndication agent, and Royal Bank of Canada and SunTrust Bank, as documentation agents.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)